TOWERS OF CORAL SPRINGS, LTD.
                         OFFICE BUILDING LEASE AGREEMENT

I. IDENTITY OF PARTIES' AGREED RENTABLE AREA:
   ------------------------------------------
A. LEASE MADE THIS 13 day of March, 2000 by and between Towers of Coral Springs, LTD., organized and existing under the laws of the State of Florida, having an office pat 2825 University Drive, Suite 350, Coral Springs, Florida 33065 (hereinafter referred to as "LANDLORD") and E-PAWN.COM, INC., A Nevada Corporation (hereinafter referred to as "TENANT").

 WITNESSETH, THAT,

 B. LANDLORD, for the term and subject to the provisions and conditions hereof, shall lease to TENANT, and TENANT shall lease from LANDLORD, THE SPACE (hereinafter referred to as the "Demised Premises" and more particularly described by the floor plans annexed hereto as Exhibit "A") consisting of approximately 1,298 rentable square feet on the second (2nd) floor of the building known as Merrill Lynch Tower of the Towers of Coral Springs, Suite
 200. Rentable square feet includes approximately 1,129 usable square feet plus a 15% add-on factor which equals 169 feet representing TENANT'S contribution of the common area. The premises shall be used by the TENANT for the purposes of a general business office.

  II. TERM AND COMMENCEMENT DATE:
      ---------------------------


  A. The term of this LEASE and the accrual of rents shall be a period of thirty-six (36) months beginning March 7, 2000 and expiring March 6, 2003 unless sooner terminated as hereinafter provided.

  III. RENT:
       -----


  A. The monthly rent shall be Two Thousand One Hundred Forty-Seven and 00!100 ($2,147.00) Dollars plus sales tax payable in advance on the first (1St) day of each month. TENANT shall prepay the first twenty-four (24) months of rent in advance upon lease execution in the amount of Fifty One Thousand Five Hundred TwentyEight and 00/100 ($51,528.00) plus six (6%) percent sales tax. TENANT shall pay 0 month's security deposit and first month's rent upon LEASE execution. Commencing the third (3rd) year of this lease, the monthly rent shall increase to Two Thousand Two Hundred Fifty-Four and 35/100 ($2,254.35) Dollars plus sales tax until the expiration of this lease.

                                       _1_

IV. PARKING:

A. All employees must park in the rear of the building, East of the alleyway or at such other place designated by the LANDLORD. Parking shall be on a first come first served basis.


V. CARE OF DEMISED PREMISES:

 A. TENANT accepts the premises in "As Is" condition. TENANT may make improvements to the premises provided TENANT obtains the written consent of the LANDLORD. TENANT is responsible to pay for its own electrical consumption for the demised premises.


 TENANT covenants and agrees that it will, during the term of this lease, and at its own cost and expense, keep, preserve and maintain the demised premises, including equipment, plumbing, electrical, machinery, air conditioning and heating system, furnishings and fixtures located therein in a proper, safe, tenantable, good and substantial state of repair and condition and will, from time to time, make, or cause to be made, all reasonable and necessary repairs. TENANT shall not cause, suffer or permit any waste, damage, neglect or injury to the demises premises.

  B. TENANT shall be solely -responsible for any and all other repairs and maintenance to the demised premises, and for any and all repairs and maintenance to the property caused by the negligence of TENANT's patrons, guests or employees.

  C. At the termination of the lease term, TENANT shall surrender the leased property to the LANDLORD broom clean and in as good condition and repair as at the commencement of the term, ordinary and reasonable wear and tear excepted. If not then in default, TENANT shall have the right, at the end of the term, to remove any equipment, furniture, trade fixtures and other personal property placed in or on, but not affixed to, the demised premises.

  D. All damage caused by TENANT's negligence or that of its agents, servants, employees, or visitors, shall be repaired promptly by TENANT, at its sole cost and expense. In the event that the TENANT fails to comply with the foregoing provisions, the LANDLORD shall have the option to enter the premises and make all necessary repairs at TENANT's cost and expense, the same to be added to and be payable with the next monthly installment of rent. TENANT shall be liable for any damage caused by TENANT or its employees, agents or invitees to common areas or to the premises of other tenants.

  E. LANDLORD shall have access to the demised premises at any time without diminution of rent, to enable LANDLORD to:

 (1) examine the same and make such repairs, additions and alterations as LANDLORD may be permitted to make hereunder or as LANDLORD may reasonably deem advisable for the preservation of the integrity, safety and good order of the Building or any part thereof; and (2) upon reasonable notice, to show the demised premises to any prospective mortgagees and purchasers, and during the six (6) months prior to the expiration of the term, to prospective tenants. Notwithstanding anything to the contrary, in the event of an emergency, LANDLORD shall have access at any time.

 F. TENANT shall upon the termination of this lease, remove TENANT's goods and effects anal those of any other person claiming under TENANT, and TENANT shall quit and deliver up the demised premises to LANDLORD peaceably, quietly and in as good order and condition as at the inception of the term of its lease or as the same hereafter may be improved by LANDLORD or TENANT, reasonable use, wear and tear thereof, damage from fire extended type risks, and repairs which are LANDLORD's obligation excepted. Goods and effects not removed by TENANT at the termination of this lease shall be considered abandoned and LANDLORD may dispose of and/or store the same as it deems expedient, the costs thereof to be charged to TENANT. Prior to the disposal of any of TENANT's property or effects as contemplated within this section LANDLORD shall give TENANT reasonable notice to remove same.

  G. Except as so approved by the LANDLORD, TENANT shall not place signs on the demised premises except on doors and then only of a type, lettering and text approved by the LANDLORD. Identification of TENANT and TENANT's location shall be provided in a directory of the Building Lobby.

  H. TENANT shall not overload, damage or deface the demised premises or do any act which might make void or voidable any insurance on the demised premises or the Building and/or Property on which may render an increased or extra premium payable for insurance.

  1. TENANT shall not make any alteration of or addition to the demised premises (except for work of a decorative nature) without prior written approval of LANDLORD which shall not be unreasonably withheld.

  J. TENANT shall not install or authorize the installation of any coin operated vending machines, except for the dispersing of cigarettes, coffee, and similar items to employees of TENANT for consumption upon the demised premises.

  K. TENANT shall comply with such rules and regulations as LANDLORD may reasonably establish, and from time to time reasonably amend, for the general safety, comfort and convenience of LANDLORD, occupants and tenants of the Building.

VI. SERVICES:
    ---------
 LANDLORD AGREES THAT it shall:

A. Provide passenger elevator service to the demised premises during all working days (Saturdays, Sundays and Holidays excepted) from 8:00 a.m. to 11:00 p.m,, with one elevator subject to call at all other times. TENANT, its employees and agents shall have access to the demised premises at all times, subject to compliance with such security measures as shall be in effect for the Building. The Holidays above referred to are New Year's Day, Good Friday, Memorial Day, July 4th, Labor Day, Thanksgiving, Christmas, or any day set aside to celebrate such holidays.

B. Provide and pay for all normal and usual cleaning, janitorial and maintenance services Monday through Friday inside the Leasehold premises and demised premises.

C. Provide and pay for all water for drinking, lavatory and toilet purposes drawn through fixtures installed by the LANDLORD.


D. TENANT shall not install or operate in the demised premises any electrically operated equipment or other machinery, other than typewriters, photocopying equipment, adding machines, computers, printers, and other machinery and equipment requiring no more than 1101120 volts and normally used in modern offices, or any plumbing fixtures, without first obtaining the prior written consent of LANDLORD which shall not be unreasonably withheld. TENANT shall not install any equipment of any kind or nature whatsoever which would necessitate any changes, replacements or additions to the water, to the water system, plumbing system, air conditioning system or the electrical system servicing the demised premises or any other portion of the Building without the prior written consent of the LANDLORD which shall not be unreasonably withheld, and in the event such consent is granted, such replacements, changes or additions shall be paid for by the TENANT. TENANT is responsible to pay for its own electricity consumed for the leasehold premises and arrange directly with Florida Power & Light Company to open an account.

It is understood that the LANDLORD does not warrant that any of the services referred to in this paragraph "D" will be free from interruption from causes beyond the control of LANDLORD. No interruption of service(s) (except for an explosion, a hurricane or other Act of God which damages or destroys the premises), shall be deemed an eviction or disturbance thereof or render LANDLORD liable to TENANT for damages by abatement of rent or otherwise or relieve TENANT from performance of TENANT's obligations under this lease, unless LANDLORD, after reasonable notice, shall without reasonable cause fail or refuse to take action within its control to restore such service(s).

VII. SUBLETTING/ASSIGNING:

TENANT shall neither voluntarily nor by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this lease, and shall not sublet the said demised premises or any part thereof or any right or privilege appurtenant thereto, or suffer any other person (the employees, agents, servants and invitees of TENANT excepted) to occupy or use said premises, or any portion thereof without the prior written consent of LANDLORD, which consent shall not be unreasonably withheld by the LANDLORD provided that:

A. The LANDLORD shall have the option to refuse to consent to any sublease or assignment. However, such refusal shall not be unreasonable.

B. At the option of LANDLORD, there shall be deposited with LANDLORD such additional sums as LANDLORD deems necessary to secure the faithful performance of the terms and conditions of this lease. Any such additional sums to be deposited by TENANT shall be commercially reasonable.

C. The LANDLORD shall be entitled to require the parties to any sublease or assignment to execute any documents LANDLORD deems necessary or desirable to reasonably safeguard its interest.

D. The LANDLORD may, at LANDLORD's option, require any sublease or assignment include therein such terms, conditions, covenants as LANDLORD deems necessary to safeguard LANDLORD's interest. Any such terms, conditions, or covenants the,LANDLORD deems necessary to safeguard the LANDLORD's interest must be commercially reasonable and customary.

E.Prior to any assignment and subletting becoming effective, TENANT must submit to LANDLORD the document effectuating the transfer of interest, for LANDLORD's approval and execution thereof.

F. If this lease is assigned, or the demised premises or any part thereof is underlet or occupied by anybody other than TENANT, the LANDLORD may, after default by the TENANT, collect and accept from the assignee, undertenant, or occupant and apply the net amount collected or accepted to the rent herein reserved, but no such collection or acceptance shall be deemed a waiver of this covenant or the acceptance of the assignee, undertenant, or occupant as TENANT nor shall it be construed or implied to be, a release of the TENANT from the further observance and performance by the TENANT of the terms, provisions, covenants and conditions of this lease.

VIII. CERTAIN RIGHTS OF LANDLORD AS TO THE PREMISES:
      ----------------------------------------------


A. For the purpose of making repairs or alterations in any portion of the Building of



                                       _5_
which the demised premises form a part, LANDLORD may use or restrict the use of one or more of the street entrances, halls, passageways, and elevators of the said Building, provided, however, that there be no unnecessary obstruction to the right of entry to the demised premises.

B. LANDLORD may at any time change the number of the Building, remodel or alter the Building, or any portion thereof not occupied by TENANT, and the same shall not constitute a constructive, actual, total or partial eviction.

IX. SUBORDINATION. LIABILITY OF LANDLORD. ATTORNMENT:
    -------------------------------------------------
A. Subordination. This lease is and at all times shall be subject and subordinate to all present and future mortgages which may effect the leased premises, and to all recastings, renewals, extensions, modifications, consolidations, replacements, and extensions of any such mortgage(s) . The foregoing shall be self-operative and no further instrument of subordination shall be required by LANDLORD or any mortgagee(s). If any mortgagee comes into possession or ownership of the leased premises, or acquires LANDLORD'S interest by foreclosure of the mortgage(s) or otherwise, TENANT will attorn to the mortgagee, provided that said mortgagee and its successors and assigns shall be bound to honor the terms of this lease. So long as TENANT, or its successors, is not in default of any of the terms, covenants and conditions on the part of the TENANT to be observed and performed under this lease as would permit LANDLORD to terminate the lease, TENANT, or its successors or assigns, shall be entitled to remain in exclusive possession, occupation, use and enjoyment of the leased premises and said mortgagee shall not disturb the possession, occupation, use and enjoyment thereof.

B. In event of any default by LANDLORD. In the event of any default by LANDLORD hereunder, TENANT shall look only to LANDLORD's estate and property in the land and the Building (or the proceeds thereof) for the satisfaction of TENANT's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by LANDLORD, and no other property assets of LANDLORD or its partners or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of TENANT's remedies under or with respect to this lease, the relationship of LANDLORD and TENANT, or TENANT's use or occupancy of the demised premises. The liability of LANDLORD or its assigns shall exist only so long as such person is the owner of the leasehold of the subject real estate, and such liability shall not continue or survive after the transfer of ownership of said leasehold by LANDLORD.

C. Notice of Breach by LANDLORD: Right to Remedy Breach Prior to Action by TENANT. TENANT agrees that in the event of any act or omission by LANDLORD which would give TENANT aright to terminate this lease or claim a partial or total eviction, TENANT shall not be entitled to exercise any such right until: (1) TENANT has given written notice of such act or omission to LANDLORD, and (2) A reasonable period (defined as thirty (30) days) for commencing the remedying of such act or omission shall have elapsed following the giving of such notice. A reasonable period of time to remedy such act or omission by the LANDLORD is defined as thirty (30) days. TENANT has the right to commence and effect the remedy for the LANDLORD's act or omission, make the repairs and/or corrections and be reimbursed by the LANDLORD.

TENANT shall not have a right to terminate this lease or claim a partial or total eviction if within a reasonable time after notice of such act or omission the LANDLORD or holder of mortgage or major lessor shall commence and with reasonable diligence continue to remedy such act or omission or cause the same to be remedied as defined above. During the period of such notice and the remedying of such act or omission, the rents recited herein shall be abated and apportioned to the extent that any part of the demised premises shall be untenable.

X. HOLDING OVER:

If the TENANT retains possession of the demised premises or any part thereof after the termination of the term or any extension thereof by lapse of time or otherwise, TENANT shall pay LANDLORD rent at double the rate payable over the year immediately preceding the said holdover, computed on a per month basis and pro rated per day of holdover, for the time TENANT thus remains in possession. The provisions of this paragraph do not waive the LANDLORD's right of reentry or any other right hereunder. Any retention of the demised premises after the termination of this lease or any extension thereof shall be considered as a month to month holdover unless otherwise agreed to in writing by both parties.

XI. REMEDIES CUMULATIVE:

The various rights, remedies, powers and elections of both LANDLORD and TENANT reserved, expressed and contained in this lease are cumulative and no one of them shall be deemed exclusive of others or of such other rights, remedies, powers, options or elections as are now, or may hereafter be conferred upon LANDLORD and TENANT by law. `

XII. NO WAIVER BY LANDLORD OR TENANT UNLESS IN WRITING:
    --------------------------------------------------


No waiver by LANDLORD or TENANT of any provision hereof shall be deemed to have been made unless such waiver be in writing signed by both LANDLORD and TENANT. The failure of LANDLORD or TENANT to insist upon strict performance of any of the covenants or conditions of this lease, or to exercise any option herein conferred, shall not be construed as waiving or relinquishing for the future any such covenants, conditions or options, but the same continue and remain in full force and effect. No act of LANDLORD, TENANT or their respective agents during the term hereof shall be deemed an acceptance of a surrender of the demised premises unless made in writing and personally subscribed by LANDLORD and TENANT, neither shall the delivery of the keys to the demised premises by TENANT to LANDLORD or its agent be deemed a surrender and acceptance thereof. No payment by TENANT of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent. In the event a late charge is assessed, LANDLORD's acceptance of the rent without payment of the late charge will not be deemed a waiver of LANDLORD to enforce payment of the late charge at some time in the future and will be considered to be on account.

 XIII. NOTICES:

All notices shall be in writing. Any notice by LANDLORD to TENANT shall be deemed duly given if either delivered personally to TENANT or sent by registered or certified mail, addressed to TENANT at the Building in which the demised premises are situated (or such address as may hereafter be designated by TENANT). Likewise, any notice by TENANT to LANDLORD shall be deemed duly given is delivered personally to LANDLORD or sent by registered or certified mail, addressed to LANDLORD at Towers of Coral Springs, LTD., 2825 University Drive, Suite 350, Coral Springs, Florida 33065 (or such address as may hereafter be designated by LANDLORD).

XIV. RULES AND REGULATIONS:

TENANT, its agents, employees and all persons visiting the demised premises agree to observe and comply with the rules and regulations annexed hereto as Exhibit B and such other rules and regulations as LANDLORD may reasonably from time to time deem reasonably needful and prescribed for the reputation, safety, cleanliness, and care of the Building as well as for reasonable preservation of good order, comfort, quite and convenience of other occupants of the Building, and compliance with such rules and regulations shall be deemed as terms and conditions of this lease. LANDLORD shall not be liable to TENANT for the violation of any of the said rules and regulations by any other Tenant or person.

XV. PLANS AND CHANGES IN PLANS:

It is understood that any dimensions or sizes on either working or renting plans are mere approximations and whether such plans are attached or made a part of this lease or not, LANDLORD shall not be liable, and this lease shall not be voidable because exigencies arising during construction, alteration or preparation for TENANT's occupancy result in changes not indicated in the plans.

XVI. OPTION TO EXTEND:
     ------------------

In order to exercise the following option to extend this lease at the same terms except the rent will increase to $3.00 US (three dollars US) per rentable square foot,

TENANT must, within the indicated time periods mentioned below, send written notice to LANDLORD of its intention to exercise the option to extend. A. First Extension Term. On or before six (6) months prior to the expiration of the initial term hereof TENANT shall have the option to extend this lease for an additional term up to two (2) years. Failure of TENANT to notify LANDLORD in writing, at least three (3) months prior to the expiration of the initial term, that TENANT thereby exercises said option to extend, shall constitute a waiver of TENANT's option to extend.

XVII. NO WARRANTIES OR REPRESENTATIONS EXCEPT AS STATED HEREIN:
      ---------------------------------------------------------

This lease and the attachments hereto constitute the entire agreement between the parties as drafted by LANDLORD, and supercedes all prior agreements and understandings of the parties. No other warranties, representations, or commitments shall be deemed binding upon the parties hereto.

XVIII. CHANGES, MODIFICATIONS, AMENDMENTS AND INTERPRETATIONS:

The terms, provisions and conditions set forth in this lease agreement shall not be changed, modified, amended, added to, or interpreted except by written agreement signed by the parties hereto or their successors or assigns; and said written agreement shall set forth in detail the particular terms, provisions, or conditions involved, the changes to be made, and the intended effect thereof.

XIX. INSPECTION, EXAMINATION AND ENTRY:
     ----------------------------------


LANDLORD, its agents and workmen shall have the right to enter the premises at any time to examine the same, and make such repairs, alterations or improvements in the Building as LANDLORD may in its sole reasonable discretion deem necessary or desirable. LANDLORD may enter the premises during an emergency at any hour without TENANT being personally present and shall give TENANT a written account of the entry and the reason therefore within twenty-four (24) hours. LANDLORD may display "For Rent" signs upon the demised premises when deemed appropriate by LANDLORD. IF during the last month of the term TENANT shall have removed all or substantially all of TENANT's property, LANDLORD may immediately enter the premises and prepare them for any future tenant. Furthermore, LANDLORD may allow such future tenant to occupy the demised premises. These acts shall have no effect upon TENANT's obligations under this lease and TENANT shall not be entitled to an abatement or diminution of rent as a result thereof, except that in such event such future tenant makes any payment for the period up until expiration of this lease TENANT shall be entitled to a credit to the extent of such payment.

XX. DEFAULT, ATTORNEY'S FEES AND COSTS:
    -----------------------------------
In the event of default by tenant, LANDLORD shall serve TENANT with a three (3) day notice to cure the default. If TENANT fails to cure the default within three
(3) days, LANDLORD has the right to terminate said lease and accelerate the lease payments remaining for the balance of the lease term and pursue all its remedies at law. TENANT shall also be liable for LANDLORD's attorney's fees and costs to enforce the terms of the lease.

IN WITNESS WHEREOF, the respective parties hereunto set their hands and seals and/or affix their corporate seals, and cause these present to be executed by their duly authorized officers and/or representatives, in Broward County, Florida, in the presence of the following witnesses, who hereunto subscribe their names this 13 day of March, 2000.


WITNESSES                                                    LANDLORD
As to Landlord:                                     Towers of Coral Springs, LTD

/s/ Signature not Legible                           By: /s/Signature not Legible

                                                   The Corporate General Partner
/s/ Signature not Legible                          S. Howard Orner, President


WITNESSES:                                                     TENANT
As to Tenant                                               E-PAWN.COM, INC.

/s/ Signature not Legible                                   By:/s/ Eli Leibowitz
                                                        Eli Leibowitz, President
/s/ Signature not Legible

                                   Exhibit A

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                                     p. 12

                                   EXHIBIT "B"
                              RULES AND REGULATIONS

     (Any reference to a tenant in these Rules and Regulations will also include (unless the context makes such reference inappropriate) that tenant's agents, servants, employees, licensees, invitees and visitors)

         1. The sidewalks, entrances, vestibules, passages, corridors, halls, elevators and stairways may not be obstructed or cluttered by any Tenant or be used for any purpose other than for access to the Demised Premises. Landlord reserves the right to restrict and regulate the use of the public areas of the Building by Tenant, allocate certain elevator or elevators and the hours of use thereof for delivery service, and to designate which Building entrance or entrances must be used by persons making deliveries in the Building.

          2. No curtains, blinds, shades or screens, other than those furnished by Landlord, may be used in connection with any window or door in the Demised Premises without the prior written consent of Landlord. Such curtains, blinds, shades, screens or other fixtures must be of a quality type design and color, and attached in the manner approved by Landlord.

          3. Tenants may not display any signs or lettering on any windows in their premises or in the common areas without Landlord's prior written consent. Landlord may remove any sign or lettering violating this rule without any liability, and may charge (as additional rent) the expense incurred by such removal to the Tenant or Tenants violating this rule. Interior signs on doors or adjacent sidelights will be affixed for each tenant by Landlord, at the expense of such Tenant, and must be of a size, color and style acceptable to Landlord.

           4. A Building Directory with one listing for each tenant will be furnished at Landlord's expense. Any additional listings will be at the sole expense of the Tenant requesting same.

           5. The windows, doors and skylights that reflect or admit light and air into the common areas in the Building may not be covered or obstructed by any Tenant.

           6. The water fountains, toilets and lavatories and other plumbing fixtures may not be used for any purpose other than those for which they are constructed and no sweeping, rubbish, or other substances may be thrown therein.. All damages resulting from any misuses of the fixtures will be the responsibility of the tenant who caused the damages.

         7. Tenants may not move or in any way deface any part of their premises or the Building including, but not limited to, partitions, woodwork and walls. No boring, cutting or stringing of wires will be permitted without the Landlord's prior written consent, which consent shall not be unreasonable withheld and as Landlord may reasonably direct. Only contractors approved in writing by Landlord may be employed by any tenant for making repairs, changes or any improvements to its premises. Tenant may not lay floor covering other than carpet, so that the same will come in direct contact with the floor of their premises, and, if linoleum or other similar floor covering is desired (and such use is approved by Landlord), an interlining of builder's deadening felt must be first affixed to the floor, by a paste or other material soluble in water. The use of cement or other similar adhesive materials is expressly prohibited. Metal cabinets on tile floors must be set on noncorrosive pads.

          8. No bicycles, vehicles or animals (except seeing-eye dogs) of any kind may be brought into or kept in or about the Tenants premises or the Building.

          9. No space in the Building may be used for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction without the prior written consent of the Landlord, or for lodging, sleeping or any immoral purposes.

           10. No Tenant may make, or permit to be made, any disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them. No Tenant may throw anything out of doors, or down the passageways, stairs or elevator shafts or sweep anything into the corridors, hallways or stairs of the Building.

           11. No additional locks or bolts of any kind may be used on any of the doors by any tenant, nor may any changes be made in existing locks or the mechanism thereof without the prior written consent of landlord. Each Tenant must, upon the termination of its tenancy, return to Landlord all keys and Building security passes and cards either furnished to, or otherwise obtained by such Tenant. if any keys furnished are lost, such Tenant will pay Landlord the cost of replacement.

           12. Landlord will have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices and upon written notice from Landlord, tenants will refrain from or discontinue such advertising. Tenants may not use the name of the Building or its owner in any advertising without the express written consent of Landlord.

     13. TEnants may not install or permit the installation or use of any vending machines, or permit the delivery of any food or beverages to their premises except for the consumption by its employees essentials. No food or beverages may be carried in the common areas of the Building except in closed containers. No food or beverages may be consumed in public areas of the Building or the grounds of the property.

     14. Each Tenant, before closing and leaving its premises at anytime, must see that its entrance doors are closed and locked, and that Building security regulations are followed.

     15. Each Tenant, at its own expense, will provide artificial light for Landlord's employees while doing janitorial service or other cleaning and in making repairs or alterations in such Tenant's premises. Landlord will not be responsible to any Tenant for loss of property from the Tenant's premises, no matter how the loss occurs, or for damage done to the furniture or other effects of any Tenant by Landlord's agents, other janitors, cleaners or employees, or contractors doing work in the Tenant's premises.

     16. Canvassing, soliciting and peddling are prohibited in the Building and each Tenant will cooperate to prevent the same.

     17. Hand trucks, other than those equipped with rubber tires and side guards, may not be used in any tenant's premises, or in common areas of the building.

     18. Without limiting any other provisions of this Lease, including these Rules and Regulations, no Tenant may install, attach, or bring into its premises any instrument, duct, refrigerator, air conditioner, water cooler or any other appliance requiring the use of gas, electric current or water, without first obtaining Landlord's written consent which consent shall not be unreasonably withheld or delayed. Any breach of this paragraph will authorize Landlord to enter the premises and remove whatever the Tenant, may have so installed, attached or brought in and charge the cost of removal and any damage that may be sustained hereby, as additional rent, payable at Landlord's option, immediately or with the next rental payment.

     19. Business hours are defined in section XX of the Lease. During nonbusiness hours, Landlord reserves the right to deny access to the Building and any Tenant's premises to all persons who do not have written authorization from the Tenant. Tenant shall be responsible for the safeguarding and utilization of access cards provided by Landlord to the Tenant for purposes of obtaining access to the building outside of normal business hours; lost cards will be replaced by the Landlord at a minimum of $10.00 per card. Each Tenant is responsible for all persons authorized to have access to the Building and will be liable to Landlord for all of their acts or neglects while in the Building during nonbusiness hours to sign a register on entering and leaving.

     20. Safes and/or other heavy items may be brought into the Building or located in any Tenant's premises only with Landlord's prior written consent which consent shall not be unreasonably withheld or delayed and in accordance with Paragraph II of the Lease.

     21. No Tenant at any time may bring or keep in its premises any flammable, combustible or explosive fluid, chemical or substance.

     22. Tenants may not conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverage to their employees or to others or cause or permit any odors of cooking or other processes of any unusual or objectionable odors to emanate from their premises.

     23. Tenant's may park only in strict compliance with all signs posted and reasonable regulations issued by Landlord, within spaces designated for parking and not in such a manner as to block other parking spaces, driveways, loading areas or fire lanes. All Tenants hereby authorize Landlord to remove from the parking lot and/or parking garage any improperly parked vehicle, at the Tenant's sole risk and expense. Tenant's understand that they are fully responsible for assuring that their employees, agents, licensees and visitors comply with these parking rules, will reimburse Landlord for all costs and expenses incurred in enforcing To facilitate security arrangements and parking controls, a list of the names of each Tenant's employees working in the Building and of their vehicle license numbers will be furnished to Landlord upon request.